Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Provides Operational Update Regarding Mobile Refinery and Updates Prior Third Quarter Guidance

Throughput volumes for the 2022 third quarter expected to be approximately 68,000 – 69,000 bpd

External operational disruptions prevented contracted supplier from meeting supply mandate of water-borne crude oil

Company proactively accelerated completion of facility maintenance ahead of anticipated fourth quarter heating oil demand increase

HOUSTON, TX / BUSINESSWIRE / September 29, 2022 / Vertex Energy, Inc. (NASDAQ:VTNR) ("Vertex" or the "Company"), a leading specialty refiner and marketer of high-quality refined products, today provided an update to its operational and financial outlook for the Company's Mobile, Alabama Refinery.

Throughput volumes for the third quarter of 2022 are now estimated to be approximately 68,000 – 69,000 barrels per day (bpd). The reduced estimated throughput volumes for the quarter, versus the Company's previously communicated guidance, reflect management's decision to accelerate significant planned maintenance following recent and temporary crude supply issues. These supply issues resulted from third-party disruptions, impacting Vertex's supplier's ability to fulfill its contracted supply mandate for water-borne crude oil (which have since been resolved). Including the impact of these updates, operating expense per barrel for the third quarter of 2022 is estimated to be approximately $4.25 - $4.50 per barrel, capture rate on the benchmark Gulf Coast 2-1-1 crack spread is anticipated to remain at 50%-54%, and total capital expenditures are estimated to remain at $30 - $35 million, for the third quarter of 2022, as previously communicated.

Updated Projected Outlook(1)

	Prior Outlook Range	Updated Outlook Range
	(as of 8/9/22)	(as of 9/29/22)
Mobile Refinery Throughput Volume (bpd)	72,000 - 74,000	68,000 - 69,000
Direct Operating Expense ($/barrel)	$3.50 - $3.75	$4.25 - $4.50
Capture Rate (%)*	50% - 54%	No Change
Capex ($/MM)	$30 - $35	No Change

*Capture rate relates to benchmark Gulf Coast 2-1-1 Crack Spread.

(1) See “Preliminary Results and Estimates” below.

In response to the reduced access to contracted crude supply volumes, the Company proactively accelerated and completed maintenance on one of its crude oil distillation units (CDU), as well as a catalyst change on its distillate and reformer units, a significant future planned turnaround event, typically performed every four years, which had been planned for the first quarter of 2023. The opportunistic acceleration of maintenance on the facility makes use of this unplanned period of curtailment in throughput volumes by eliminating the need for an additional future period of downtime necessary to perform such operations. This decision, along with other minor facility maintenance operations completed during the period, helps to ensure optimal facility performance and enhance yields and maximum refinery throughput capacity, ahead of the anticipated heating oil demand season, together with projected robust product economics for the fourth quarter of 2022 and first quarter 2023, based on past years demand.

All aforementioned third-party supply issues have since been resolved, and all maintenance was completed safely, on time, and within budget. The Company expects to return to the refinery's stated operational capacity by the first week of October.

"The unanticipated disruption to our contractually mandated supply of crude oil, while negatively affecting third quarter throughput volumes, has once again proved our team's ability to respond to adverse events in a way that maximizes operational flexibility and economic value," stated Benjamin P. Cowart, President and CEO of Vertex, who continued, "By seizing the opportunity to accelerate significant maintenance on the facility, we believe we have further improved our position to fully capitalize on the continued strength in product margins throughout the typically seasonally strong fourth quarter, as our hedge position rolls off."

No Expected Impact from Hurricane Ian

Hurricane Ian made U.S. landfall as a Category 4 hurricane on Wednesday, September 28, 2022. At this time, throughput volumes and operations at the Mobile, Alabama refinery have not been impacted by the storm, nor does management anticipate any material future direct impact associated with this storm.

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA), and Columbus (OH). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as "strategy," "expects," "continues," "plans," "anticipates," "believes," "would," "will," "estimates," "intends," "projects," "goals," "targets" and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the third quarter of 2022, as discussed above; the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the estimates of impact of recent events on third and fourth quarter operating results; the timing of planned capital projects at the Mobile Refinery and the outcome thereof; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen or planned required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to planned divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company's publicly filed reports, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PRELIMINARY RESULTS AND ESTIMATES

The unaudited information presented in this press release is based on preliminary results and management's estimates and is inherently uncertain and subject to revision in connection with the Company's financial closing procedures and finalization of the Company's financial statements for its third quarter of 2022. Actual results for the fiscal third quarter of 2022 may differ materially from these preliminary results.

PROJECTIONS

The financial and other projections (the "Projections") included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex's management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

INVESTOR CONTACT

John Ragozzino Jr., CFA (ICR)

IR@vertexenergy.com

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